SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported) - September 4, 1998


                                   ----------


                           MONOCACY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



           Maryland                         0-22536              52-1824297
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)


    222 East Baltimore Street, Taneytown, MD                 21787
    (Address of principal executive offices)              (Zip Code)



                                 (410) 756-2655
              (Registrant's telephone number, including area code)


                                   ----------


                                 Not Applicable
             (Former name or address, if changed since last report)

Item 5.  Other Events

                  On September 4, 1998, Monocacy Bancshares, Inc., a Maryland corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Agreement") with F&M Bancorp, a Maryland corporation ("F&M"), pursuant to which the Registrant would merge with and into F&M (the "Merger") with F&M being the surviving corporation. As consideration for the Merger, subject to adjustment in certain circumstances, all of the shares of the Registrant's outstanding capital stock will be converted into the right to receive an aggregate of 2,219,753 shares of common stock, par value $5.00 per share, of F&M (the "F&M Common Stock"). No fractional shares will be issued in the Merger and cash, without interest, will be paid in lieu thereof. In the event that the average closing price of F&M Common Stock for the 15-trading day period prior to the effective time of the Merger is less than $34.425 or greater than $46.575, the number of shares of F&M Common Stock to be issued in the Merger will be increased or decreased by up to 62,000 shares. In no event will less than 2,157,753 nor more than 2,281,753 shares of F&M Common Stock be issued in the Merger. At the time of the signing of the Agreement, 1,799,005 shares of the common stock, par value $5.00 per share, of the Registrant (the "Registrant's Common Stock") and options to purchase up to 90,945 additional shares of the Registrant's Common Stock were outstanding.

                  Prior to its execution, the Agreement was unanimously approved by the respective Boards of Directors of the Registrant and F&M. The consummation of the Merger is subject, among other things, to the approval by the stockholders of the Registrant, to the approval by the stockholders of F&M and to certain regulatory approvals. It is anticipated that the Merger will be accounted for using the pooling-of-interests method of accounting.

                  Concurrently with the signing of the Agreement, the Registrant and F&M entered into a Stock Option Agreement pursuant to which, among other things, F&M has the right, in certain circumstances, to acquire up to 19.9% of the Registrant's Common Stock for an exercise price of $33.00 per share.

                  Attached hereto as Exhibit 2(a) and Exhibit 99(a) is a copy of each of the Agreement and the Stock Option Agreement, respectively. In addition, a copy of the Joint Press Release dated September 4, 1998 is attached hereto as Exhibit 99(b).

Item 7.  Financial Statements and Exhibits

      Exhibit No.      Description
      -----------      -----------
          2(a)         Agreement and Plan of Merger between F&M Bancorp and
                       Monocacy Bancshares, Inc. dated September 4, 1998
                       (Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules thereto have been omitted but will be furnished supplementally to the Commission upon request).

         99(a) Stock Option Agreement between F&M Bancorp and Monocacy Bancshares, Inc. dated September 4, 1998

         99(b) Joint Press Release of F&M Bancorp and Monocacy Bancshares, Inc. dated September 4, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MONOCACY BANCSHARES, INC.


                                            /s/ Michael K. Walsch
                                            _____________________________
                                            Michael K. Walsch
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Chief Operating Officer


September 10, 1998

                               INDEX TO EXHIBITS


      Exhibit No.      Description
      -----------      -----------



          2(a) Agreement and Plan of Merger between F&M Bancorp and Monocacy Bancshares, Inc. dated September 4, 1998 (Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules thereto have been omitted but will be furnished supplementally to the Commission upon request).


         99(a) Stock Option Agreement between F&M Bancorp and Monocacy Bancshares, Inc. dated September 4, 1998

         99(b) Joint Press Release of F&M Bancorp and Monocacy Bancshares, Inc. dated September 4, 1998.